STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)
ID: 80-0091851
400 Rella Boulevard
Montebello, NY 10901

Performance Award Notice and Award Agreement

Award Number:
Name of Award Holder                        Plan:         2015

Address                    City            State                Zip

Effective __________ (“Award Date”), you have been granted a Performance Award of ________ shares of STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP) (the “Company”) Common Stock. These shares are restricted contingent upon the Service Conditions and the Performance Conditions.

The total Fair Market Value of the Performance Award on the Award Date is $__________.

The Service Conditions and Performance Conditions will be determined on the date(s) below with respect to the Awarded Shares opposite such date(s):

Vesting Date	Awarded Shares

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Plan and this Award Notice (including Exhibit A), all of which are attached and made a part of this document.

STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)

________________________________________________    _____________________________
Print Name:                        Date:
Title:

HOLDER

________________________________________________    _____________________________
Print Name:                        Date:
EXHIBIT A

STERLING BANCORP
2015 OMNIBUS EQUITY AND INCENTIVE PLAN
PERFORMANCE AWARD NOTICE AND AWARD AGREEMENT

General Terms and Conditions

Section 1.     Size and Type of Award. This Award is a performance-based Stock award. The shares of Common Stock (the “Shares”) of Sterling Bancorp (the “Company”) covered by this Award (the “Awarded Shares”) are listed on the Performance Award Notice and Award Agreement (the “Award Notice”), and is subject to all of the terms and conditions of the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “Plan”).

Unless otherwise specified by the Compensation Committee, your Awarded Shares as set forth on this Award Notice will be designated “Escrow,” registered in the name of the Recipient and held by the Compensation Committee, together with a stock power executed by the Recipient in favor of the Compensation Committee, on a pooled basis with other employees’ performance-based Awarded Shares. You may receive additional Shares, or forfeit Awarded Shares, as set forth in Section 2 below.

Your employment with the Company, Sterling National Bank, and/or any of their subsidiaries constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.

Section 2.     Vesting.

(a)     Vesting Conditions. There are conditions you must satisfy before your Performance-Based Stock Award will vest:

(i)     You must remain in the continuous service of the Company, Sterling National Bank and/or any of their subsidiaries through the vesting date(s) (the “Vesting Date”) shown in this Award Notice (the “Service Conditions”).

(ii)     Any Performance Goal(s) specified in this Award Notice must be met as of the end of their respective Performance Period(s) as determined by the Compensation Committee on the basis of such evidence as it deems appropriate (the “Performance Conditions”).

(iii)     Awarded Shares, as adjusted based on satisfaction of the Service Conditions and Performance Conditions, will vest and become non-forfeitable on the Vesting Date.

As a general rule, if you have satisfied BOTH the Service Conditions and the Performance Conditions, your right to the Awarded Shares will be non-forfeitable.

(b)     Vesting Date. The Vesting Date for your Awarded Shares, as adjusted, is specified on this Award Notice. If both the Service Conditions and the Performance Conditions are satisfied on the Vesting Date, you will obtain unrestricted ownership of the Awarded Shares, as adjusted, that vest on that Vesting Date. A stock certificate evidencing unrestricted ownership will be transferred to you.

(c)     Forfeitures. If you terminate service with the Company, Sterling National Bank and/or any of their subsidiaries prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on or after your termination date. If you remain in continuous service with the Company, Sterling National Bank and/or any of their subsidiaries through the applicable Vesting Date but one or more of the applicable Performance Conditions are not satisfied, you will forfeit any Awarded Shares the vesting of which depended on satisfaction of the unsatisfied Performance Condition(s). When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

(d)     Change in Control. The conditions applicable to the Awarded Shares shall be deemed satisfied at the target level and shall become free of all restrictions and become fully vested and transferable if (1) a Change in Control occurs, and (2) at any time after the Change in Control and during the twenty-four (24) month period ending on the second anniversary of the Change in Control, your service with the Company, Sterling National Bank and/or any of their subsidiaries is terminated without Cause or for Good Reason.

(e)     Death or Disability. In the event your service terminates due to death or disability, you will receive a pro-rated portion of the Awarded Shares at the end of the Performance Period provided the Performance Conditions are satisfied. The pro-rated portion will be determined by calculating the total number of Awarded Shares you would have received if your employment had not terminated prior to the end of the Performance Period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the Award Date, and the denominator of which is the number of full and partial months between the Award Date and the end of the Performance Period.

(f) Termination without Cause, Termination for Good Reason and Retirement. If the Company, Sterling National Bank and/or any of their subsidiaries terminates your employment without Cause or you terminate your employment with Good Reason or due to Retirement, you will forfeit any Awarded Shares that have not been earned, or for which the Performance Conditions have not been attained, prior to that date, in accordance with Section 2(c) above.

(g)     Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company, Sterling National Bank and/or any of their subsidiaries for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company, Sterling National Bank and/or any of their subsidiaries.

(h) Application of Clawback Policy. Notwithstanding anything in this Award Notice to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable.

Section 3.     Dividends. Dividends or distributions paid on Awarded Shares, whether or not in cash, will not be paid to you currently. Instead, they will be vested, accumulated and paid to you if, as and when the related Awarded Shares become vested and will be subject to the same Service Conditions and Performance Conditions as the Awarded Shares.

Section 4.     Voting and Tender Rights. You will not have the right to vote, or direct the voting of, Awarded Shares, or the right to respond, or direct the response with respect to Awarded Shares to any tender offer, exchange offer or other offer made to the holder of Shares, unless and until the applicable Service Conditions and Performance Conditions have been satisfied and ownership of record of the Awarded Shares has been transferred to you.

Section 5.    No Right to Continued Service. Nothing in this Award Notice, or any action of the Board or the Compensation Committee with respect to this Award Notice, shall be held or construed to confer upon you any right to a continuation of service by the Company, Sterling National Bank, or any of their subsidiaries. You may be dismissed or otherwise dealt with as though this Award Notice had not been entered into.

Section 6.    Taxes. Where any person is entitled to receive Shares pursuant to the Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 7.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If to the Recipient, to the Recipient’s address as shown in the Company’s records.

If to the Compensation Committee:

Sterling Bancorp
c/o Sterling National Bank
400 Rella Blvd.
Montebello, New York
Attention: Compensation Committee and Corporate Secretary

Section 8.    Restrictions on Transfer. The Performance-Based Stock Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such award be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of the Company.

Section 9.    Successors and Assigns. This Award Notice shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.

Section 10.    Construction of Language. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 11.    Governing Law. This Award Notice shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Award Notice, the Recipient, and any other person claiming any rights under this Award Notice, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 12.    Amendment. This Award may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient. This Award Notice amends and supersedes any Award Notice bearing the same effective date.

Section 13.    Plan Provisions Control. This Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan that would apply if this Award Notice were being made under the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Notice, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Notice.

APPENDIX A TO PERFORMANCE AWARD NOTICE AND AWARD AGREEMENT
Beneficiary Designation Form - Performance-Based Stock

GENERAL INFORMATION		Use this form to designate the Beneficiary(ies) who may receive Performance-Based Stock Awards that become vested at your death.
Name of Person Making Designation		Social Security Number ______—_____—______

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:
Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
B CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awards:

Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Sterling Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awards.

         Your Signature                                 Date

---------------------------------------------------- Internal Use Only ------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Sterling Bancorp on the date indicated. By Authorized Signature Date	Comments

APPENDIX B TO PERFORMANCE-BASED STOCK AWARD NOTICE
[Insert Performance Vesting Conditions as determined by the Compensation Committee]